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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 28, 2003 (July 24, 2003)


                                  FANSTEEL INC.
             (Exact Name of Registrant as Specified in its Charter)


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


                     DELAWARE                                    1-8676                             36-1058780
                     --------                                    ------                             ----------
(State or other jurisdiction of incorporation )           Commission File Number)         (I.R.S. Employer Identification No.)


  NUMBER ONE TANTALUM PLACE, NORTH CHICAGO, ILLINOIS                                           60064
  --------------------------------------------------                                           -----
      (Address of principal executive offices)                                               (Zip Code)



       Registrant's telephone number, including area code: (847) 689-4900

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Item 5.   Other Events.

On July 24, 2003, Fansteel Inc. (the "Company") and certain of its direct and indirect subsidiaries (together with the Company, the "Debtors"), together with the creditors' committee in the Debtors' Chapter 11 cases, filed their proposed joint plan of reorganization (the "Plan") and related disclosure statement (the "Disclosure Statement") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Plan and Disclosure Statement have not yet been approved by the Bankruptcy Court and certain material exhibits to the Plan Reorganization have not yet been filed with the Bankruptcy Court.

A copy of the press release announcing the filing of the Plan and Disclosure Statement is attached hereto as Exhibit 99.1. Copies of the Plan and Disclosure Statement as filed with the Bankruptcy Court are attached hereto as Exhibits
99.2 and 99.3, respectively.

The Bankruptcy Code does not permit solicitation of acceptances or rejections of the Plan until the Bankruptcy Court approves the Disclosure Statement as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the Debtors and the condition of the Debtors' books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan. Accordingly, neither this filing nor any of the exhibits are intended to be, and they should not be construed as, a solicitation for a vote on the Plan. The Debtors will emerge from Chapter 11 if and when the Plan receives the requisite creditor and shareholder approvals and is confirmed by the Bankruptcy Court.

The Plan and Disclosure Statement contain "forward-looking statements" within the meaning of Federal Securities laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) risks inherent in the Debtors' Chapter 11 process, such as the non-confirmation of the Plan, non-occurrence or delayed occurrence of the Plan's effective date or delayed distribution or non-distribution of securities or other assets under the Plan; (ii) the preliminary and uncertain nature of valuations and estimates contained in the Plan; (iii) the potential lack of a trading market for the securities distributed to creditors and shareholders pursuant to the Plan; (iv) uncertainties created by the lack of reported information for securities distributed to creditors and shareholders; (v) the Debtors' ability to successfully conclude financial and operational reorganization of the Debtors in a Chapter 11 process, (vi) the Debtors' ability to continue to operate in the ordinary course and manage its relationships with its creditors, including its lenders, vendors and suppliers, employees and customers given the Debtors' financial condition, (vii) the Debtors' ability to qualify an exit facility,
(viii) further adverse changes in general economic conditions, (ix) inability to obtain the necessary approvals for an amended or revised decommissioning plan and a decommissioning funding plan and further costs in decommissioning its discontinued facility in Muskogee, Oklahoma, (x) ability of third parties to seek and obtain court approval for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases, (xi) acts of war or acts of terrorism, including the effect on the economy generally, on particular industry segments, and on the Debtors' ability to manage logistics in such an environment, including receipt of materials and equipment and distribution of products, (xii) the Debtors' ability to execute on its plans, and (xii) other one-time events and other important factors disclosed previously and from time to time in the Company's filings with the U.S. Securities and Exchange Commission. Finally, adverse changes in governmental regulations applicable to their businesses could negatively impact the Debtors; they could suffer losses resulting from litigation (including shareholder class actions or other class action suits); negative changes in general economic conditions in markets could adversely impact the Debtors; the Debtors could lose the services of key management personnel; and any other factors that generally affect companies in bankruptcy proceedings or in these lines of business could also adversely impact the Debtors. The Company is not obligated to update the forward-looking statements included in the Plan, the Disclosure Statement and the press release except as required by law.


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Item 7.  Financial Statements and Exhibits.

(c)     EXHIBITS.


EXHIBIT NO.        DESCRIPTION

99.1               Press release issued by Fansteel Inc., dated July 25, 2003.

99.2 Joint Plan of Reorganization of Fansteel Inc. and certain of its direct and indirect subsidiaries.

99.3               Disclosure   Statement   with   Respect   to   Joint  Plan of
                   Reorganization of Fansteel Inc. and certain of its direct and indirect subsidiaries.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                  FANSTEEL INC.

                  By:  /s/ GARY L. TESSITORE
                  --------------------------------------------------------
                  Name: Gary L. Tessitore
                  Title:   Chairman, President and Chief Executive Officer


                  By:  /s/ R. MICHAEL MCENTEE
                  --------------------------------------------------------
                  Name: R. Michael McEntee
                  Title:   Vice President and Chief Financial Officer

Dated:  July 28, 2003